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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368 I.R.S. Employer Identification No.
800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

George J. Rayzis
U.S. Bank National Association
50 South 16th Street
Philadelphia, PA 19102
(215) 761 9317
(Name, address and telephone number of agent for service)

Triumph Group, Inc.
(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	51-0347963 (I.R.S. Employer Identification No.)
899 Cassatt Road Suite 210 Berwyn, Pennsylvania (Address of Principal Executive Offices)	19312 (Zip Code)

4.875% Senior Notes due 2021
(Title of the Indenture Securities)

See Table of Additional Registrants
(As Guarantors)

 TABLE OF ADDITIONAL REGISTRANTS

        The following domestic subsidiaries of Triumph Group, Inc. are guarantors of the new notes and are co-registrants:

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Triumph Processing, Inc.	California	95-2504410
Triumph Structures—Los Angeles, Inc.	California	95-2110814
Triumph Brands, Inc.	Delaware	23-2974847
Triumph Group Acquisition Corp.	Delaware	23-2974848
The Triumph Group Operations, Inc.	Delaware	51-0347964
Triumph Group Acquisition Holdings, Inc.	Delaware	23-3075463
Triumph Fabrications—Fort Worth, Inc.	Delaware	75-1716019
Triumph Instruments, Inc.	Delaware	23-2884213
Triumph Engineered Solutions, Inc.	Delaware	13-3869941
Nu-Tech Brands, Inc.	Delaware	23-2990482
Triumph Fabrications—San Diego, Inc.	Delaware	23-2996633
Triumph Precision Castings Co.	Delaware	23-3047800
Triumph Turbine Services, Inc.	Delaware	23-3072034
Triumph Engineering Services, Inc.	Delaware	23-3086299
Triumph Actuation Systems—Valencia, Inc.	Delaware	23-3087691
Triumph Composite Systems, Inc.	Delaware	55-0803321
Triumph Thermal Systems, LLC	Delaware	05-0567797
Triumph Gear Systems, Inc.	Delaware	54-1840009
Triumph Aftermarket Services Group, LLC	Delaware	20-0701287
Triumph Aerospace Systems Group, LLC	Delaware	20-0701219
Triumph Structures—Wichita, Inc.	Delaware	20-4449110
Triumph Accessory Services—Grand Prairie, Inc.	Delaware	20-8227096
Triumph Metals Company	Delaware	55-2229250
Triumph Precision, Inc.	Delaware	20-8646648
Triumph Instruments—Burbank, Inc.	Delaware	20-8646590
Triumph Investment Holdings, Inc.	Nevada	26-3094114
Triumph Aviations Inc.	Pennsylvania	23-3101288
Triumph Aerospace Systems—Newport News, Inc.	Virginia	54-1486601
The Mexmil Holding Company, LLC	California	33-0795911
Triumph Actuation Systems—Connecticut, LLC	Delaware	23-2985939
Triumph Actuation Systems, LLC	Delaware	51-0347968
CBA Acquisition, LLC	Delaware	23-2974848	*
HT Parts, L.L.C.	Delaware	02-0593102
Triumph Interiors, LLC	Delaware	20-4720061
Triumph Structures—Long Island, LLC	Delaware	26-1739922
Triumph Controls, LLC	Delaware	23-2831481
Triumph Group Holdings—Mexico, LLC	Delaware	26-4831221
Triumph Group Investment—Mexico, LLC	Delaware	26-4831077
Triumph Insulation Systems, LLC	Nevada	88-0351614
Mexmil China, LLC	Nevada	20-8195141
Triumph Airborne Structures, LLC	Arkansas	71-0781909
Triumph Fabrications—Hot Springs, LLC	Arkansas	71-0402217
Triumph Gear Systems—Macomb, Inc.	Michigan	38-2180514
Triumph Aerospace Systems—Wichita, Inc.	Kansas	48-1072049
Triumph Structures—Kansas City, Inc.	Missouri	43-0996699

Exact Name of Registrant as Specified in its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Triumph Structures—East Texas, Inc.	Texas	26-4395932
Triumph Aerostructures, LLC	Delaware	27-2570489
Triumph Real Estate—Mexico, LLC	Delaware	27-1065526
Triumph Fabrications—St. Louis, Inc.	Illinois	37-1291831
VAC Industries, Inc.	Delaware	52-1784782
Triumph Structures—Everett, Inc.	Delaware	20-0450975
Triumph Aerostructures Holdings, LLC	Delaware	27-2891121
Triumph Aerostructures Real Estate Investment Co., LLC	Delaware	45-3611458
Triumph Engine Control Systems, LLC	Delaware	46-1826747
Triumph Processing-Embee Division, Inc.	California	95-1719509

*
Disregarded entity. The I.R.S. Employer Identification Number listed is that of its parent company.

c/o Triumph Group, Inc.
899 Cassatt Road
Suite 210
Berwyn, Pennsylvania 19312
(610) 251-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Each of the Co-Registrant's Principal Executive Offices)

 FORM T-1

Item 1.    GENERAL INFORMATION.    Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2.    AFFILIATIONS WITH OBLIGOR.    If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15    Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.    LIST OF EXHIBITS:    List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*
2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.
3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.
4.	A copy of the existing bylaws of the Trustee.**
5.	A copy of each Indenture referred to in Item 4. Not applicable.
6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.
7.	Report of Condition of the Trustee as of March 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia, State of Pennsylvania on the 29th of May, 2013.

By:	/s/ George J. Rayzis George J. Rayzis Vice President

 Exhibit 2

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

          1.     The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

          2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,
February 27, 2013, I have hereunto
subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.
Comptroller of the Currency

 Exhibit 3

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

          1.     The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

          2.     "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,
February 27, 2013, I have hereunto
subscribed my name and caused my seal of
office to be affixed to these presents at the
U.S. Department of the Treasury, in the City
of Washington, District of Columbia.
Comptroller of the Currency

 Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 29, 2013

By:	/s/ George J. Rayzis George J. Rayzis Vice President

 Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 3/31/2013

($000's)

3/31/2013
Assets
Cash and Balances Due From Depository Institutions	$6,932,431
Securities	74,769,168
Federal Funds	45,892
Loans & Lease Financing Receivables	218,577,592
Fixed Assets	5,068,178
Intangible Assets	12,739,644
Other Assets	27,654,064

Total Assets	$345,786,969
Liabilities
Deposits	$251,849,922
Fed Funds	3,545,914
Treasury Demand Notes	0
Trading Liabilities	512,718
Other Borrowed Money	32,387,140
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	12,747,015

Total Liabilities	$305,779,029
Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	24,357,498
Minority Interest in Subsidiaries	$1,498,952

Total Equity Capital	$40,007,940
Total Liabilities and Equity Capital	$345,786,969

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TABLE OF ADDITIONAL REGISTRANTS
FORM T-1
  Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
  Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
  Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.
  Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
SIGNATURE
Exhibit 2
CERTIFICATE OF CORPORATE EXISTENCE
Exhibit 3
CERTIFICATION OF FIDUCIARY POWERS
Exhibit 6
CONSENT
Exhibit 7
U.S. Bank National Association Statement of Financial Condition As of 3/31/2013
($000's)